UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2006

RCN Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16805	22-3498533
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

196 Van Buren Street
Herndon, VA 20170
(Address of principal executive offices, including zip code)

(703) 434-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K fling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into of a Material Definitive Agreement.

On August 17, 2006, RCN Corporation (the "Company"), and its subsidiary, RCN Telecom Services, Inc., and Astound Broadband LLC, a subsidiary of Wave Broadband LLC ("Wave") entered into an Asset Purchase Agreement (the "Purchase Agreement") pursuant to which Wave agreed to purchase substantially all of the Company's assets used in the Company's residential and commercial video, data, and voice services in the greater San Francisco, California metropolitan area for a purchase price of $45 million in cash, subject to adjustment for changes in working capital items, changes in the number of customers, and pre-closing capital expenditures. The closing of the transaction is conditioned upon the receipt of Federal, state, and local regulatory approvals, as well as other customary conditions. The transaction is expected to close prior to the end of the first quarter of 2007.

On August 18, 2006, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A copy of the Purchase Agreement is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

Exhibit 99.1	Press Release of RCN Corporation, dated August 18, 2006

Exhibit 99.2	Asset Purchase Agreement, dated as of August 17, 2006, by and among RCN Corporation, RCN Telecom Services, Inc., and Astound Broadband, LLC

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN CORPORATION

By:	/s/ Michael T. Sicoli
Name: Michael T. Sicoli
Title: Executive Vice President and Chief Financial Officer

Date: August 18, 2006